Exhibit 99.1

      Georgia Gulf to Speak at Smith Barney Chemical Conference

    ATLANTA--(BUSINESS WIRE)--Dec. 1, 2004--Georgia Gulf Corporation (NYSE: GGC) announced today that CEO Ed Schmitt and CFO Jim Matthews will speak at the 15th Annual Smith Barney Chemical Conference on Wednesday, December 8 at 11:10 a.m. ET.
    The presentation will be Webcast live on the Georgia Gulf Web site at http://www.ggc.com/f_inv.asp?m=f_inv_pres.asp. A replay will also be made available for 30 days following the live Webcast. The presentation will include a discussion of industry and business conditions and company financials.
    Georgia Gulf, headquartered in Atlanta, is a major manufacturer and marketer of two integrated product lines, chlorovinyls and aromatics. Georgia Gulf's chlorovinyl products include chlorine, caustic soda, vinyl chloride monomer and vinyl resins and compounds. Georgia Gulf's primary aromatic products include cumene, phenol and acetone.

    CONTACT: Georgia Gulf Corporation, Atlanta
             Investor Relations
             Angie Tickle, 770-395-4520